Exhibit 10.11

EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement (this “Agreement”) is between AEON Biopharma, Inc., a Delaware corporation (the “Company”), and Chris Carr, an individual (“Employee”). This Agreement is entered into effective as of September 23, 2019 (the “Effective Date”).

1.	POSITION AND RESPONSIBILITIES

a.Position. Employee shall be employed by the Company to render services to the Company in the position of Chief Financial Officer of the Company. Employee shall report directly to the Chief Executive Officer (the “CEO”). Employee shall use his good faith efforts to perform such duties and responsibilities and shall have such authorities as are normally related to such position in accordance with the standards of the industry and any additional duties of an executive nature the CEO now or hereafter assigns to Employee consistent with his position as the Company’s Chief Financial Officer. The principal place of Employee’s employment under this Agreement shall be Orange County, California (the “Company Offices”).

b.Other Activities. During his employment with the Company, Employee shall (i) devote substantially all of Employee’s business time and energy to the performance of Employee’s duties for the Company (other than Employee’s service on such boards of directors approved in advance by the Board of Directors of the Company (the “Board”), which approval will not be unreasonably withheld) and (ii) hold no other employment.

c.Employment by Parent. For purposes of this Agreement, to the extent that Employee’s employment is transferred or assigned by the Company, including, without limitation, to the Company’s parent, such transfer or assignment shall not by itself be deemed to be a termination of employment or give rise to Good Reason under Section 4(a) of this Agreement.

2.	COMPENSATION AND BENEFITS

a.Base Salary. In consideration of the services to be rendered under this Agreement, the Company shall pay Employee a salary at the rate of Three Hundred Forty Thousand Dollars ($340,000) per year (“Base Salary”). The Base Salary shall be paid at a bi-weekly rate in accordance with the Company’s regularly established payroll practice. Employee’s Base Salary shall be reviewed from time to time (not less frequently than annually commencing in 2020) in accordance with the established procedures of the Company for adjusting salaries for similarly situated employees and may be increased, but not decreased in the sole discretion of the Board.

b.Annual Bonus. Beginning as of the Effective Date, Employee shall be eligible to participate in the Company’s annual discretionary incentive plan, under which Employee shall be eligible to receive an annual incentive bonus, to the extent that a bonus is offered for that fiscal year, as determined by senior management and the Board in their discretion (the “Annual Bonus”), with a target bonus opportunity initially equal to 40% of the Base Salary in each full calendar year of employment (prorated for the year 2019) based on 100% achievement of management business objectives (“MBOs”) for Employee and the Company as determined by senior management and the Board in their sole discretion and communicated to Employee (i) for the year that includes the Effective Date, on or before the 90th day following the Effective Date, and (ii) for each succeeding year, on or before the 90th day of each year. The terms of any written Annual Bonus plan developed by the Board shall govern any Annual Bonus that may be paid. Any Annual Bonus shall be paid in all events within two and one-half months after the end of the year in which such Annual Bonus becomes earned, provided that no Annual Bonus shall be considered earned or payable unless, subject to Section 5(c), Employee has remained continuously employed through the payment date of the Annual Bonus.

c.Equity. As further compensation for the services to be performed hereunder, Employee shall be awarded certain rights to purchase or receive shares of the Company’s Common Stock as follows:

(i)Initial Stock Option. The Company will grant Employee a stock option (“Stock Option”) to purchase two-thirds of one percent (0.66%) on a fully-diluted basis of the issued and outstanding shares of Common Stock of the Company as of the Effective Date in accordance with the terms of the Company’s Stock Incentive Plan (the “Plan”) on the terms to be set forth in an option award agreement. The Stock Option shall be an incentive stock option, within the meaning of Section 422 of the Internal Revenue Code, to the maximum extent possible and the balance shall be a non-statutory stock option. The Stock Option shall be immediately exercisable and shall vest in equal annual installments over the four (4) year period commencing on the Effective Date subject to the terms of the Plan and the option award agreement.

(ii)Future Awards. Employee shall be eligible to participate in the Plan on the same terms and conditions as other similarly situated senior executives of the Company, in accordance with the Plan, as may be amended from time to time.

d.Benefits. Employee shall be eligible to participate in the benefits made generally available by the Company to its other senior executives, in accordance with the benefit plans established by the Company, and as may be amended from time to time in the Company’s sole discretion.

e.Vacation. Employee shall be entitled to three (3) weeks of paid vacation each calendar year and shall be limited to a maximum vacation accrual of twenty-two and one-half (22.5) days at any given time. Employee’s vacation and other paid time off shall otherwise be governed by the Company’s usual policies applicable to senior management employees.

f.Expenses. The Company shall reimburse Employee for reasonable business expenses incurred, and for any other approved expenses incurred, in the performance of Employee’s duties hereunder in accordance with the Company’s customary expense reimbursement guidelines.

g.Employment Policy. As an employee of the Company, Employee shall be subject to and abide by the Company’s policies, procedures, practices, rules and regulations as adopted or as amended from time to time in the Company’s sole discretion.

h.Indemnification. Employee shall be covered under a directors’ and officers’ liability insurance policy paid for by the Company both during and after (while there remains any potential liability to Employee) the termination of Employee’s employment to the extent that the Company maintains such a liability insurance policy now or in the future for its active officers and directors. In addition, concurrently herewith the Company and Employee are entering into an Indemnification Agreement.

3.	AT-WILL EMPLOYMENT; TERMINATION BY COMPANY

a.Termination for Cause. Employee’s employment under this Agreement shall commence on the Effective Date and shall continue indefinitely for no specific term. The Company may terminate Employee’s employment with the Company at will at any time upon written notice, with or without Cause or advance notice, for any reason or no reason at all, notwithstanding anything to the contrary contained in or arising from any statements, policies or practices of the Company relating to the employment, discipline or termination of its employees. For purposes of this Agreement, “Cause” shall mean any of the following: (a) the commission of any act of fraud, embezzlement or willful dishonesty by Employee which adversely affects the business of the Company; (b) any unauthorized use or disclosure by Employee of confidential information or trade secrets of the Company, including, without limitation, any material breach of the EPIIA (as defined in Section 6); (c) a material breach by Employee of any provision of this Agreement or any other agreement between Employee and the Company; (d) the refusal or omission by Employee to perform any lawful duties properly required of his under this Agreement, provided that any such failure or refusal has been communicated to Employee in writing and Employee has been provided a reasonable opportunity to correct it, if correction is possible; (e) any act or omission by Employee involving malfeasance or gross negligence in the performance of Employee’s duties to, or material deviation from any of the policies or directives of, the Company, provided, however, that in the case of deviations from policies or directives, (i) the Company must give Employee notice of such deviations within thirty (30) days of the Company becoming aware of such an occurrence, (ii) Employee must be given thirty (30) days to cure or correct the deviation, if curable, and (iii) Employee may only be terminated if the deviation remains uncured after thirty (30) days, if curable, following written notice and upon the approval of the Board of Directors; (f) conduct on the part of Employee which constitutes the breach of any statutory or common law duty of loyalty to the Company; or (g) any illegal act by Employee which the Board determines adversely affects the business of the Company, or any felony committed by Employee, as evidenced by conviction thereof.

b.Termination for Disability. The Company may also terminate Employee’s employment under this Agreement due to the Disability of Employee. For purposes of this Agreement, “Disability” shall mean the Employee is disabled by any physical or mental condition that renders him unable to perform the essential functions of his position with or without reasonable accommodation as required by law for any period of ninety (90) consecutive days or an aggregate of one-hundred-twenty (120) days during any 12 month period.

c.Termination upon Death. Employee’s employment under this Agreement shall terminate automatically upon Employee’s death.

4.	TERMINATION BY EMPLOYEE

a.Employee may terminate employment with the Company at any time upon written notice for any reason or no reason at all, with or without Good Reason. For purposes of this Agreement, “Good Reason” shall mean any of the following which is not corrected by the Company within thirty (30) days after the Company has received written notice from Employee referring to this Section 4 and specifying the circumstances purportedly constituting Good Reason and the correction sought (such notice to be given within thirty (30) days after the occurrence of such circumstance): (i) a material diminution in Employee’s title, duties, authorities, and responsibilities, unless a position with similar duties is offered; (ii) a material reduction (10% or more) in Employee’s Base Salary or Annual Bonus opportunity, unless part of a Company-wide compensation reduction including similarly situated employees; (iii) requiring Employee to relocate his principal place of business more than 30 miles outside of the Orange County, California; or (iv) a material breach by the Company of any provision of this Agreement or any other agreement between the Company and Employee. Notwithstanding the foregoing, a termination of Employee’s employment with the Company shall not constitute a termination for Good Reason unless such termination occurs not more than ninety (90) days following the initial existence of the condition claimed to constitute good reason.

5.	TERMINATION OBLIGATIONS

a.Termination of Employment. Employee’s right to compensation and benefits under this Agreement, if any, upon termination of employment shall be determined in accordance with this Section 5.

b.All Terminations of Employment. Upon any termination of employment, Employee shall be entitled to prompt and full payment of all earned but unpaid Base Salary, accrued but unused vacation (which shall be limited to a maximum accrual of twenty-two and one-half (22.5) days), and any Annual Bonus that has become fully earned and payable under this Agreement for the year preceding the year in which the date of termination occurs, regardless of whether the payment date of the Annual Bonus for the preceding year is scheduled to occur after Employee’s termination date (collectively, the “Accrued Benefits”). Except as provided in Section 5(c), Employee’s rights following a termination of employment with respect to any benefits, incentives or awards provided to Employee pursuant to the terms of any plan, program or arrangement sponsored or maintained by the Company, whether tax-qualified or not, which are not specifically addressed herein, shall be subject to the terms of such plan, program or arrangement, and this Agreement shall have no effect upon such terms except as specifically provided herein. Employee’s rights following a termination of employment with respect to the Stock Option and any other stock option or equity-based award that may be hereafter granted to Employee shall be governed by the applicable award agreement. Company acknowledges that any rights Employee may have to indemnification for actions taken as an officer or director under Company’s charter, other arrangements and its insurance policies shall not be forfeited or terminated with respect to any actions or omissions prior to any termination of employment.

c.Termination of Employment by Company without Cause or by Employee for Good Reason. If the Company terminates Employee’s employment under this Agreement for any reason other than (a) Cause, or (b) as the result of death or Disability, or Employee terminates his employment under this Agreement for Good Reason, and Employee enters into a release as provided in Section 5(e) (a “Qualified Termination”), then in addition to the Accrued Benefits, Employee shall be entitled to a gross amount, minus appropriate withholding and payroll deductions, equal to (i) in the case of a Qualified Termination that occurs within two months prior to or within 12 months after an Acquisition (as such term is defined in the Plan), 12 months of Employee’s then current Base Salary, payable in a lump sum within 60 days of the later to occur of (A) Employee’s execution of the release as provided in Section 5(e) or (B) the closing of an Acquisition, plus a gross amount equal to 100% of the targeted Annual Bonus that Employee could have earned for the calendar year in which the termination of his employment occurs minus appropriate withholding and payroll deductions, payable at the time the Company normally pays Annual Bonuses after the close of the fiscal year in which Employee’s employment terminates, or (ii) in the case of any other Qualified Termination, 6 months of Employee’s then current Base Salary, payable in equal installments through the Company’s regular payroll over the 6 month period following the Employee’s date of termination.

d.Other Terminations. Upon termination of Employee’s employment by Company for Cause, or as a result of death or Disability, or by Employee for any reason other than Good Reason, Employee shall be entitled only to the compensation and benefits provided in Section 5(b) and no severance compensation and benefits.

e.Release. Any and all amounts payable and benefits or additional rights provided pursuant to this Agreement upon a termination of employment beyond the Accrued Benefits (including any post-termination benefits or amounts under this Agreement) shall only be payable if Employee delivers to the Company and does not revoke a general release of claims in favor of the Company in the form attached as Schedule A (or such other form determined by the Company), provided such release does not purport to revoke any of the rights provided pursuant to this Agreement or rights to continued indemnification for actions taken as an officer or director prior to the termination of employment. Such release must be executed and delivered (and no longer subject to revocation, if applicable) within 45 days following the termination of employment (or such longer period to the extent required by law). Any payments of severance that would otherwise be made during the period before the release becomes effective (i.e., not more than 52 days after the date of termination of employment) shall instead be made on the first regular payroll date after the date the release becomes effective.

f.Resignation and Cooperation. Upon any termination of employment, Employee shall be deemed to have resigned from all offices and directorships then held with the Company, including any such positions with its subsidiaries. Following a termination of employment, Employee shall cooperate reasonably in the orderly transfer of his duties to other employees. Employee shall also reasonably (after taking into account Employee’s post-termination responsibilities and obligations) cooperate with the Company in the defense of any action brought by any third party against the Company that relates to Employee’s employment by the Company. Notwithstanding the foregoing, if Employee is required to provide testimony in any proceeding, Employee shall testify truthfully.

g.Continuing Obligations. Employee understands and agrees that Employee’s obligations under Sections 5, 6, and 7 herein (including the exhibits and schedules described therein) shall survive a termination of employment and the termination of this Agreement.

6.	INVENTIONS AND PROPRIETARY INFORMATION; PROHIBITION ON THIRD PARTY INFORMATION

Employee agrees to sign and be bound by the terms of the Company’s standard employee proprietary information and invention assignment agreement in the form attached hereto as Schedule B (the “EPIIA”).

7.	ARBITRATION

Employee agrees to sign and be bound by the terms of the Company’s standard employee Arbitration Agreement in the form attached hereto as Schedule C.

8.	COVENANTS

a.Nondisparagement. Employee agrees that he shall refrain from making, directly or indirectly, either orally or in writing, any critical, disparaging, denigrating, or untrue statements about the Company or any affiliated and related entities, and their respective agents, officers, directors, shareholders, members, managers, employees, attorneys, insurers, subsidiaries, predecessors, successors and assigns, or the Company’s products, services or business. This section shall not apply (i) if Employee is compelled to testify in a legal proceeding, including any legal proceeding between the parties to this Agreement, and (ii) in connection with Employee filing a charge with, participating in a proceeding before or otherwise communicating with the Equal Employment Opportunity Commission, California Department of Fair Employment and Housing, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission.

b.Nonsolicitation. As further consideration for the Company entering into this Agreement, Employee agrees that for a period of two (2) years following the date of this Agreement, he will not (i) solicit, directly or indirectly, any employee currently employed by the Company to leave the employment of the Company or any contractor or consultant currently doing business with the Company to cease doing business with the Company, or (ii) induce or attempt to induce, or assist anyone else to induce or attempt to induce, any existing or prospective customers or suppliers of the Company to reduce or discontinue their business with the Company.

9.	ATTORNEYS’ FEES AND COSTS

In any dispute arising from or relating to this Agreement or Employee’s hiring, employment, compensation, benefits, or termination, the prevailing party shall be entitled to recover its attorneys’ fees and costs.

10.	AMENDMENTS; WAIVERS; REMEDIES

This Agreement may not be amended or waived except by a writing signed by Employee and by a duly authorized representative of the Company other than Employee. Failure to exercise any right under this Agreement shall not constitute a waiver of such right. Any waiver of any breach of this Agreement shall not operate as a waiver of any subsequent breaches. All rights or remedies specified for a party herein shall be cumulative and in addition to all other rights and remedies of the party hereunder or under applicable law.

11.	ASSIGNMENT; BINDING EFFECT

a.Assignment. The performance of Employee is personal hereunder, and Employee agrees that Employee shall have no right to assign and shall not assign or purport to assign any rights or obligations under this Agreement. This Agreement may be assigned or transferred by the Company; and nothing in this Agreement shall prevent the consolidation, merger or sale of the Company or a sale of any or all or substantially all of its assets.

b.Binding Effect. Subject to the foregoing restriction on assignment by Employee, this Agreement shall inure to the benefit of and be binding upon each of the parties; the affiliates, officers, directors, agents, successors and assigns of the Company; and the heirs, devisees, spouses, legal representatives and successors of Employee.

12.	NOTICES

All notices or other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered: (a) by hand; (b) by a nationally recognized overnight courier service; or (c) by United States first class registered or certified mail, return receipt requested, to the principal address of the other party, as set forth below. The date of notice shall be deemed to be the earlier of (i) actual receipt of notice by any permitted means, or (ii) five business days following dispatch by overnight delivery service or the United States Mail. Employee shall be obligated to notify the Company in writing of any change in Employee’s address. Notice of change of address shall be effective only when done in accordance with this paragraph.

Company’s Notice Address:

4040 MacArthur Blvd., Suite 310
Newport Beach, CA 92660
Attention: Legal

With a copy (which shall not constitute notice) to:

Stradling Yocca Carlson & Rauth
660 Newport Center Drive, Suite 1600
Newport Beach, California 92660
Attention: Marc G. Alcser

Employee’s Notice: to Employee at his address on file in the Company’s payroll records

13.	SEVERABILITY

If any provision of this Agreement shall be held by a court or arbitrator to be invalid, unenforceable or void, such provision shall be enforced to the fullest extent permitted by law, and the remainder of this Agreement shall remain in full force and effect. In the event that the time period or scope of any provision is declared by a court or arbitrator of competent jurisdiction to exceed the maximum time period or scope that such court or arbitrator deems enforceable, then such court or arbitrator shall reduce the time period or scope to the maximum time period or scope permitted by law.

14.	TAX MATTERS

a.Withholding. Any and all amounts payable under this Agreement or otherwise shall be subject to, and the Company may withhold from such amounts, any federal, state, local or other taxes as may be required to be withheld pursuant to any applicable law or regulation.

b.Section 409A Compliance.

(i)The intent of the parties hereto is that payments and benefits under this Agreement be exempt from (to the extent possible) Section 409A (“Section 409A”) of the Internal Revenue Code of 1986 and the regulations and guidance promulgated thereunder, as amended (collectively, the “Code”) and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith. To the extent that any provision hereof is modified in order to comply with Section 409A, such modification shall be made in good faith and shall, to the maximum extent reasonably possible, maintain the original intent and economic benefit to the parties hereto of the applicable provision without violating the provisions of Section 409A.

(ii)A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits that constitute “nonqualified deferred compensation” under Section 409A upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Section 409A and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.”

(iii)To the extent that reimbursements or other in-kind benefits under this Agreement constitute “nonqualified deferred compensation” for purposes of Section 409A, (A) all expenses or other reimbursements hereunder shall be made on or prior to the last day of the taxable year following the taxable year in which such expenses were incurred by Employee, (B) any right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit and (C) no such reimbursement, expenses eligible for reimbursement or in-kind benefits provided in any taxable year shall in any way affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year.

(iv)For purposes of Section 409A, Employee’s right to receive any installment payments pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments. Whenever a payment under this Agreement specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be at the sole discretion of the Board.

(v)Notwithstanding any other provision of this Agreement to the contrary, in no event shall any payment under this Agreement that constitutes “nonqualified deferred compensation” for purposes of Section 409A be subject to offset by any other amount unless otherwise permitted by Section 409A.

(vi)Notwithstanding any other provision of this Agreement, to the extent required to avoid the imposition of tax, penalties or interest under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided under this Agreement during the six-month period immediately following a termination of employment shall instead be paid on the first payroll date after the six-month anniversary of the termination of employment (or Employee’s death, if earlier).

c.Section 280G.

(i)Notwithstanding anything contained in this Agreement to the contrary, to the extent that the payments and benefits provided under this Agreement and benefits provided to, or for the benefit of, Employee under any other Company plan or agreement (such payments or benefits are collectively referred to as the “Benefits”) would be subject to the excise tax (the “Excise Tax”) imposed under Section 4999 of the Code, the Benefits shall be reduced (but not below zero) if and to the extent that a reduction in the Benefits would result in Employee retaining a larger amount, on an after-tax basis (taking into account federal, state and local income taxes and the Excise Tax), than if Employee received all of the Benefits (such reduced amount is referred to hereinafter as the “Limited Benefit Amount”). Unless Employee shall have given prior written notice specifying a different order to the Company to effectuate the Limited Benefit Amount, any such notice consistent with the requirements of Section 409A of the Code to avoid the imputation of any tax, penalty or interest thereunder, the Company shall reduce or eliminate the Benefits by first reducing or eliminating amounts which are payable from any cash severance, then from any payment in respect of an equity award that is not covered by Treas. Reg. Section 1.280G-1 Q/A-24(b) or (c), then from any payment in respect of an equity award that is covered by Treas. Reg. Section 1.280G-1 Q/A-24(c), in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the Determination (as defined below). Any notice given by Employee pursuant to the preceding sentence shall take precedence over the provisions of any other plan, arrangement or agreement governing Employee’s rights and entitlements to any benefits or compensation.

(ii)A determination as to whether the Benefits shall be reduced to the Limited Benefit Amount pursuant to this Agreement and the amount of such Limited Benefit Amount shall be made by the Company’s independent public accountants or another certified public accounting firm or executive compensation consulting firm of national reputation designated by the Company and acceptable to Employee (the “Firm”) at the Company’s expense. The Firm shall provide its determination (the “Determination”), together with detailed supporting calculations and documentation to the Company and Employee within ten (10) business days of the date of termination of Employee’s employment, if applicable, or such other time as reasonably requested by the Company or Employee.

15.	GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of California.

16.	INTERPRETATION

This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. Sections and section headings contained in this Agreement are for reference purposes only and shall not affect in any manner the meaning or interpretation of this Agreement. Whenever the context requires, references to the singular shall include the plural and the plural the singular.

17.	OBLIGATIONS SURVIVE TERMINATION OF EMPLOYMENT

Each party agrees that any and all of such party’s obligations under this Agreement, including any agreement contemplated hereby, shall survive a termination of employment.

18.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, and the signature pages may be transmitted by pdf or electronic means, each of which shall be deemed an original of this Agreement, but all of which together shall constitute one and the same instrument.

19.	AUTHORITY

Each party represents and warrants that such party has the right, power and authority to enter into and execute this Agreement and to perform and discharge all of the obligations hereunder; and that this Agreement constitutes the valid and legally binding agreement and obligation of such party and is enforceable in accordance with its terms.

20.	ENTIRE AGREEMENT

This Agreement is intended to be the final, complete and exclusive statement of the terms of Employee’s employment by the Company and may not be contradicted by evidence of any prior or contemporaneous statements or agreements, except for agreements specifically referenced herein (including the agreements referenced in Sections 6 and 7 above). To the extent that the practices, policies or procedures of the Company, now or in the future, apply to Employee and are inconsistent with the terms of this Agreement, the provisions of this Agreement shall control. Any subsequent change in Employee’s duties, position or compensation shall not affect the validity or scope of this Agreement.

21.	EMPLOYEE ACKNOWLEDGEMENT

EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE HAS HAD THE OPPORTUNITY TO CONSULT LEGAL COUNSEL CONCERNING THIS AGREEMENT, THAT EMPLOYEE HAS READ AND UNDERSTANDS THE AGREEMENT, THAT EMPLOYEE IS FULLY AWARE OF ITS LEGAL EFFECT AND THAT EMPLOYEE HAS ENTERED INTO IT FREELY BASED ON EMPLOYEE’S OWN JUDGMENT AND NOT ON ANY REPRESENTATIONS OR PROMISES OTHER THAN THOSE CONTAINED IN THIS AGREEMENT.

[The remainder of this page has intentionally been left blank. The signature page follows on the next page.]

By signing below, each of the parties hereto acknowledges and agrees to all of the terms of this Employment Agreement, effective as of the Effective Date.

Chris Carr (“Employee”)

Sign Name:	/s/Chris Carr

AEON Biopharma, Inc., a Delaware Corporation (the “Company”)

Sign Name:	/s/Marc Forth

Print Name:	Marc Forth

Title:	Chief Executive Officer

[Signature Page to Chris Carr Employment Agreement]

SCHEDULE A TO EMPLOYMENT AGREEMENT

Release

SEVERANCE AGREEMENT

AND RELEASE OF ALL CLAIMS

This Severance Agreement and Release of All Claims (the “Agreement”) between __________________ (“Employee”) and AEON Biopharma, Inc. (the “Company”) sets forth the agreed upon terms and conditions of concerning the severance of Employee’s employment with the Company. These terms and conditions are as follows:

1.Termination of Employment. By entering into this Agreement, Employee acknowledges that her/his employment with the Company was terminated effective ______________ (the “Separation Date”).

2.Severance Pay. In consideration for Employee entering into this Agreement, the Company shall pay Employee severance pay in the amount of $_______, less payroll deductions as required by applicable law (the “Severance Pay”). Employee’s Form W-2 shall be mailed to the address listed below Employee’s signature at the end of this Agreement. The Severance Pay shall be paid [in accordance with the terms of Section ___ of the Employment Agreement between Employee and the Company dated, ___________ 20_____ (the “Employment Agreement”)]. [FOR EMPLOYEES WITHOUT EMPLOYMENT AGREEMENT: The Severance Pay shall be paid by no later than 21 days after Employee signs and returns this Agreement to the [General Counsel] of the Company.] Such payment shall be sent to Employee by overnight delivery service addressed to Employee at the address listed under Employee’s signature below. Employee acknowledges that the Company is not otherwise obligated to provide Employee the Severance Pay, and is doing so only as a term and condition of this Agreement.

3.Final Compensation. As of the date of this Agreement, and except for the obligations created by this Agreement, Employee acknowledges and agrees she/he has been paid all compensation to which she/he is entitled in connection with her/his employment with the Company, including wages and accrued vacation up to and including the Separation Date. Employee acknowledges and agrees that this Agreement is entered into to resolve any and all of the Claims described below, including but not limited to any and all Claims for wages or compensation of any type or character, all such Claims being disputed in good faith.

4.Health Insurance Coverage. Employee will be separately notified of his/her right to continued health insurance coverage under the COBRA regulations. [INCLUDE DISCLOSURE REGARDING ARRANGEMENTS FOR CONTINUED BENEFITS IF APPLICABLE].

5.Release and Discharge of Claims.

a.In consideration for the promises and covenants contained herein, Employee irrevocably and unconditionally releases and discharges the Company and all affiliated and related entities, and their respective agents, officers, directors, shareholders, members, managers, employees, attorneys, insurers, subsidiaries, predecessors, successors and assigns (“Releasees”), from any and all claims, liabilities, obligations, promises, causes of actions, actions, suits, or demands, of whatsoever kind or character, known or unknown, suspected to exist or not suspected to exist, anticipated or not anticipated, arising from or relating to any omissions, acts or facts that have occurred up until and including the date of this Agreement, including but not limited to those arising from or related or attributable to Employee’s employment with the Company and his/her separation from such employment (“Claims”). Such Claims include, but are not limited to, claims based upon any violation of the Company’s policies and regulations or any written or oral contract or agreement between the Company and Employee; tort and common law claims including but not limited to claims for wrongful or retaliatory discharge, emotional distress, defamation, slander, libel or false imprisonment, claims for attorneys’ fees, back pay, front pay or reinstatement; claims for penalties of any kind or nature; claims based upon employment discrimination or harassment of any kind or nature, and claims based upon alleged violation of: the California Fair Employment and Housing Act (California Government Code section 12900, et seq.); the Unruh Civil Rights Act (California Civil Code section 51); the California Family Rights Act (California Government Code sections 12945.2 and 19702.3); the California Labor Code; the Equal Pay Act of 1963, as amended (29 U.S.C. section 206(d) et. seq.); the California Fair Pay Act (California Labor Code section 1197.5); Title VII of the Civil Rights Act of 1964, as amended (42 U.S.C. section 2000e et seq.); the Employee Retirement Income Security Act of 1974, as amended (29 U.S.C. section 1001 et seq.); the Family Medical Leave Act (29 U.S.C. section 2601 et seq.); the Fair Labor Standards Act of 1938, as amended (29 U.S.C. section 201, et seq.); the Worker Adjustment and Retraining Notification Action (29 U.S.C. section 2101 et seq.) and California Labor Code sections 1400-1408; the United States and California Constitutions; the Americans With Disabilities Act, as amended (42 U.S.C. section 12101, et seq.); 42 U.S. C. sections 1981 and 1983; State or Federal wage and hour laws; or any other State, Federal or local statutes or laws. Employee further acknowledges that such Claims also include claims based on the Age Discrimination in Employment Act, as amended (29 U.S.C. section 621, et seq.) and the Older Workers Benefit Protection Act (29 U.S.C. §626(f)), as amended. [DELETE PRIOR SENTENCE IF EMPLOYEE IS NOT 40] The provisions of this Agreement do not release claims that cannot be released as a matter of law.

b.Notwithstanding the foregoing, the parties expressly agree that any Claims related to the following are not released under this Agreement: [TO INCLUDE IF APPLICABLE: (i) severance obligations under the Employment Agreement]; (ii) any stock options and equity-based awards previously granted by the Company to Employee, to the extent that such awards continue after the termination of Employee’s employment with the Company in accordance with the applicable terms of such awards; (iii) any right to indemnification that Employee may have pursuant to the Company’s bylaws, its corporate charter or under any written indemnification agreement with the Company (or any corresponding provision of any subsidiary or affiliate of the Company) with respect to any loss, damages or expenses (including but not limited to attorneys’ fees to the extent otherwise provided) that Employee may in the future incur with respect to his service as an employee, officer or director of the Company or any of its subsidiaries or affiliates; (iv) with respect to any rights that Employee may have to insurance coverage for such losses, damages or expenses under any Company (or subsidiary or affiliate) directors and officers liability insurance policy; (v) any rights to continued medical and dental coverage that Employee may have under COBRA; and (vi) any rights to payment of vested benefits that Employee may have under any retirement, deferred compensation or other benefit plan sponsored or maintained by the Company.

6.Protected Rights. The provisions of this Agreement do not preclude Employee from filing suit to challenge the Company’s compliance with the waiver requirements of the Age Discrimination in Employment Act. as amended by the Older Workers Benefit Protection Act, [DELETE PRIOR SENTENCE IF EMPLOYEE IS NOT 40] Employee further acknowledges that nothing in the Agreement prohibits or prevents Employee from (1) filing a charge with the Equal Employment Opportunity Commission, California Department of Fair Employment and Housing, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (each a “Government Agency”), (2) participating, testifying or assisting in any investigation, hearing or other proceeding before any Government Agency, or (3) in connection with the disclosure of facts, if any, in claims filed in a court of law or with an administrative agency related to any claimed sexual assault, sexual harassment, sex discrimination and related retaliation, or failure to prevent any such conduct. However, Employee acknowledges that to the maximum extent permitted by law, he/she is not entitled to any monetary damages or other individual relief resulting from any charge, claim or complaint pertaining or otherwise relating to the released Claims that is filed with any Government Agency, except nothing in this Agreement prohibits or prevents Employee from receiving individual monetary awards or other individual relief by virtue of providing information to the U.S. Securities and Exchange Commission or filing a charge, claim or complaint protected under the whistleblower provisions of federal law or regulations or participating in a federal whistleblower programs including but not limited to any such programs managed by the U.S. Securities and Exchange Commission and/or the Occupational Safety and Health Administration.

7.General Release. Employee understands that this Agreement extends to all claims of every nature and kind, known or unknown, suspected or unsuspected, arising from or attributable to the above-referenced matters and disputes. Employee acknowledges that any and all rights granted him/her under section 1542 of the California Civil Code, or any other analogous Federal or State law or regulation, are hereby expressly waived. Section 1542 of the California Civil Code reads as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Employee further acknowledges that he/she is aware that after executing this Agreement, Employee or Employee’s agents may discover claims or facts in addition to or different from those that he/she now knows of with respect to the subject matter of this Agreement, but it is Employee’s intention to release all such claims.

8.No Admission of Liability. The parties understand, acknowledge and agree that this is a voluntary agreement, and that the furnishing of consideration for this Agreement shall not be deemed or construed at any time or for any purpose as an admission of liability by either party, each party expressly denying liability for any and all claims.

9.No Claims Filed. Employee represents and warrants that, except as provided below, as of the date he/she executed this Agreement, he/she has not filed or lodged, or caused to be filed or lodged, any complaint, charge, cause of action, or claim of whatsoever kind or character, with any court, administrative agency or other body or entity against the Company or any of the Releasees. Employee further represents and warrants that he/she currently does not have any work-related injury or illness related to his/her employment with the Company. The provisions of this section do not apply to any charge, claim or complaint protected under the whistleblower provisions of federal law or regulations including but not limited to any such programs managed by the U.S. Securities and Exchange Commission and/or the Occupational Safety and Health Administration.

10.Review of Agreement. Employee acknowledges that she/he was provided a copy of this Agreement on ____________, 20_, and has been given until _________, 20__ (the “Acceptance Deadline”) [MUST BE A PERIOD OF AT LEAST 21 DAYS] to review and consider this Agreement. To accept this Agreement, the Agreement, signed and dated by Employee, must be received in the office of [the General Counsel of the Company] by no later than the Acceptance Deadline. Employee acknowledges that she/he may sign and return this Agreement prior to the Acceptance Deadline if he/she voluntarily wishes to do so. If the executed Agreement is not received by the Acceptance Deadline as provided in this section, then the Agreement will no longer be open for acceptance by Employee, and will be of no further force or effect without any further action by the Company.

OR IF UNDER 40: This Agreement will remain open until the close of business on, ____________, 20_ (the “Expiration Date”). To accept this Agreement, the Agreement, signed and dated by Employee, must be received in the office of [the General Counsel of the Company] by no later than the Expiration Date. If the executed Agreement is not received by the Expiration Date as provided in this section, then the Agreement will no longer be open for acceptance by Employee, and will be of no further force or effect without any further action by the Company.

11.Revocation Period. Employee further acknowledges that she/he has been advised that she/he has seven (7) days from the date this Agreement is signed by Employee to revoke this Agreement. To be effective, the revocation must be in writing and must be received by [the General Counsel of the Company] on or before midnight on the seventh (7th) day after this Agreement is signed by Employee. The Company’s obligation to provide severance pay or other benefits under this Agreement does not become final and binding until the expiration of the seven (7) day revocation period and so long as this Agreement has not been revoked during such period.

12.Consultation with Legal Counsel. Employee further acknowledges that she/he had the right to, and was encouraged to, consult with legal counsel regarding this Agreement prior to signing it.

13.Confidentiality.

a.Employee acknowledges that he previously signed a Proprietary Information and Inventions Agreement (“PIIA”) with Company. Employee acknowledges and reaffirms his/her obligations under the PIIA.

b.The terms of this Agreement and content of the discussions pertaining to this Agreement shall be considered and treated as confidential and Employee shall not discuss or otherwise disclose, in any manner, the fact of this Agreement and/or the substance or content of discussions involved in reaching this Agreement to any person other than his/her attorney and tax advisors and as required by appropriate taxing or other legal authorities.

14.Return of Property. Employee represents and acknowledges that he/she has returned to the Company all property of the Company in his/her possession or under his/her control, including but not limited to files, laptop computer, all related software, office keys and credit cards. Employee further represents and warrants that he/she has no other Company property in his/her possession or under his/her control, including hard copy or electronically stored documents, computer disks, written policies or procedures or other documents pertaining to any past, present or known prospective clients of the Company, and that he/she has not given these or similar items to any third party, except in the course and scope of his/her employment with the Company.

15.Nondisparagement. Employee agrees that he/she shall refrain from making, directly or indirectly, either orally or in writing, any critical, disparaging, denigrating, or untrue statements about the Company or any of the Releasees, or the Company’s products, services or business. This section shall not apply (a) if Employee is compelled to testify in a legal proceeding, including any legal proceeding between the parties to the Agreement, and (b) in connection with Employee filing a charge with, participating in a proceeding before or otherwise communicating with the Equal Employment Opportunity Commission, California Department of Fair Employment and Housing, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission.

Without limiting the remedies available to the Company, Employee agrees that any breach of this Section 15 of this Agreement shall be considered a material breach for which Company may seek injunctive relief and Employee agrees that any such breach or threatened breach will result in immediate forfeiture of any future payments to be made to Employee under this Agreement; provided, however, that such [forfeiture amount shall not exceed ______ (__%) percent of the aggregate amount of the Severance Pay.] In addition, the parties agree that Company reserves any and all other legal or equitable rights it may have against Employee for breach of this Agreement, and that Company shall be entitled to recover from Employee any and all contractual and extra-contractual consequential damages occasioned by any such material breach by Employee.

16.Nonsolicitation. As further consideration for the Company entering into this Agreement, Employee agrees that for a period of two (2) years following the date of this Agreement, she/he will not solicit, directly or indirectly, any employee currently employed by the Company to leave the employment of the Company or any contractor or consultant currently doing business with the Company to cease doing business with the Company.

17.Cessation/Reimbursement of Payments. If Employee violates any provision of Sections 14, 15 or 16 above, the Company may, upon giving written notice to Employee, immediately cease all payments and benefits that it may be providing to Employee pursuant to

Sections 2 and 4 above, and Employee may be required to reimburse the Company for any payments received from, and the cash value of any benefits provided by the Company under Sections 2 and 4 above. The foregoing provision shall be in addition to such other remedies as may be available to the Company and shall not be deemed to permit the Employee to forego or waive such payments in order to avoid his/her obligations under Sections 14, 15 or 16 above.

18.[No Hire. Employee will not apply for any position with the Company or any of its affiliated and related entities, and understands that he/she will not be hired for any position with the Company or any of its affiliated and related entities.]

19.Neutral Reference. Employee will inform any prospective employer of Employee to contact the Company’s [General Counsel] regarding any reference or other information pertaining to Employee. In response to any such inquiry, the Company will respond by confirming Employee’s dates of employment and position at the time of separation, and indicate that it is the Company’s policy not to release any additional information.

20.No Challenge to Claim for Unemployment Benefits. While the Company will provide any requested information in connection with claims for unemployment insurance benefits, the Company will not challenge or otherwise contest Employee’s application for such benefits.

21.No Tax Advice. Employee hereby acknowledges that she/he has obtained no tax-related advice from the Company, and that neither the Company, nor its employees, officers, directors, agents, representatives nor attorneys, have made any representation regarding the tax consequences, if any, of the payment of the amounts payable pursuant to Section 2 of this Agreement.

22.Hold Harmless. Employee hereby acknowledges that s/he has obtained no advice from the Company, and that neither the Company, nor its employees, officers, directors, agents, representatives or attorneys, have made any representation regarding the tax consequences, if any, of the payment of the amounts payable pursuant to Section 2 of this Agreement. Employee agrees that s/he is solely responsible for the payment of all taxes and other related contributions, if any, due as a result of the amounts paid by the Company pursuant to Section 2 of this Agreement, other than those taxes and/or contributions paid as indicated in this Agreement, and s/he agrees to defend, including payment of all related attorneys’ fees and cost, indemnify and hold harmless the Company Releasees against any and all claims which may be asserted by any taxing or other government authority against the Company Releasees, or any of them, for taxes, withholding taxes, employer contributions, penalties, interest, and any other assessment that may be asserted or levied by any tax or other government authority arising from or relating to the Company’s payment of the amounts set forth in Section 2 of this Agreement.

23.Successors and Assigns. This Agreement shall be binding on and shall inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns.

24.Attorneys’ Fees. In the event of a lawsuit or other proceeding in which any party to this Agreement claims a breach of this Agreement, or seeks to enforce or interpret this

Agreement, the prevailing party shall be entitled to an award for reasonable attorneys’ fees and costs, together with any costs and expenses, incurred in connection with such dispute.

25.Venue and Jurisdiction. The validity and interpretation of this Agreement shall be governed by the laws of the State of California without giving effect to the principles of conflict of laws. The parties each hereby consent to exclusive jurisdiction and venue for all purposes in the state courts located in Orange County, California, or the Federal District Court for the Central District of California. Employee and the Company each irrevocably submit to the exclusive jurisdiction of such courts and waive the defense of inconvenient forum to the maintenance of any such action or proceeding in such venue.

26.Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties further agree that facsimile signatures shall be deemed to be as effective and binding as original signatures hereto for all purposes.

27.General Interpretation. The terms of this Agreement have been prepared by the parties to this Agreement and the language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent. This Agreement shall be construed without regard to any presumption or rule requiring construction against the party causing such instrument or any portion thereof to be drafted, or in favor of the party receiving a particular benefit under this Agreement. If any term, provision, covenant or condition of this Agreement shall be or become illegal, null, void or against public policy, or shall be held by any court of competent jurisdiction to be illegal, null or void or against public policy, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected, impaired or invalidated thereby.

28.Entire Agreement. This Agreement, the PIIA, [any written indemnification agreement, and any stock award agreements that continue after the termination of Employee’s employment with the Company in accordance with the applicable terms of such awards,] constitute the complete understanding between the Company and Employee. No other obligations or agreements shall be binding unless in writing and signed by these parties. The parties represent to each other that they are not relying on any other agreement or oral representations not fully expressed in this Agreement. This Agreement sets forth the entire Agreement between the parties hereto and fully supersedes any and all prior agreements or understandings, written or oral, between the parties hereto pertaining to the subject matter hereof.

THE ABOVE TERMS AND CONDITIONS ARE HEREBY AGREED TO BY THE UNDERSIGNED PARTIES.

Dated: , 20	Dated: , 20

AEON BIOPHARMA, INC.	EMPLOYEE

By: Marc Forth, President	Address:

SCHEDULE B TO EMPLOYMENT AGREEMENT

Employee Proprietary Information and Inventions Agreement

EMPLOYEE PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

I hereby enter into this Agreement with Alphaeon Corporation, a Delaware corporation and AEON Biopharma, Inc., a Delaware corporation (collectively the “Company”), effective as of the date of my signature below. In doing so, I acknowledge and understand the following facts:

A.The successful operation of the Company’s business depends upon the protection of the Company’s information assets against unauthorized use or disclosure.

B.In order to perform my job duties successfully for the Company, I need to access and use some of the Company’s confidential and trade secret information.

C.The Company is willing to allow me to access and use its confidential and trade secret information, in exchange for my promise to comply with the terms of this Agreement.

Based upon the Company’s need and desire to place reasonable restrictions upon my use and development of information, technology, ideas and inventions, and in exchange for my continuing employment with the Company and allowing me to use and access the Company’s information assets, I promise to comply fully with all of the following terms and conditions:

1.	Proprietary Information.

(a)Restrictions on Proprietary Information. I promise that, at all times both during and after my employment, I will hold the Proprietary Information of the Company in strict confidence. I promise never to use the Proprietary Information or disclose it to anyone, except to the extent appropriate or necessary to carry out my responsibilities as an employee of the Company, as required by law, or as specifically authorized in writing by an officer of the Company.

(b)Definition of Proprietary Information. I understand that “Proprietary Information” means all confidential information pertaining in any manner to the business of the Company or its parent, affiliates, consultants, or business associates that I become aware of during the period of my employment, except to the extent such information is generally known or made available to the public or to the Company’s competitors, suppliers, financing sources, consultants and similar persons through lawful means. Proprietary Information specifically includes, but is not limited to, the following types of information in whatever form it exists (such as verbal, written or electronic):

(i)The Company’s customers and prospective customers (including customer and prospective customer and distributor lists, contact information, the nature and amount of their respective purchases, outstanding bids or orders, requirements for service, key contacts, ordering procedures, credit and relations information, marketing proposals, and pricing practices);

(ii)The Company’s methods of doing business (including its finances, costs, profits, sales, markets, licensing arrangements, strategic or business plans, projections, research

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projects, sources and nature of financing, staffing and personnel information, and company policies and procedures);

(iii)The Company’s suppliers (including its costs, distribution, and other arrangements with such suppliers); and

(iv)The Company’s products and services (including technologies, schematics, support procedures, programming and formatting processes and techniques, product formulations, specifications, designs, drawings, materials, manuals, electronic codes, formulas, as well as any research and development products relating to existing or potential products).

(c)Location and Reproduction. I agree to maintain at my work station and/or any other place under my control only such Proprietary Information as I have a “need to know.” I also promise not to reproduce the Proprietary Information or otherwise make it available to anyone unless there is a legitimate and genuine business need for reproduction.

(d)Acknowledgement. I agree and understand that the Proprietary Information is confidential regardless of whether the Company labels it as such, or otherwise subjects it to any security systems (although the Company may do so in its discretion).

(e)Third Party Information. I recognize that the Company has received and will receive confidential or proprietary information from third parties. I promise to hold all such information in the strictest confidence, and I will not use the information or disclose it to anyone (except as necessary to comply with law or in carrying out my work for the Company consistent with the Company’s agreement with such third party).

(f)Defend Trade Secrets Act Notice. I understand that under the federal Defend Trade Secrets Act (18 USC § 1833(b)), I cannot be held criminally or civilly liable under any federal or state trade secret law for disclosing a trade secret: (i) in confidence to a government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, I understand that in a lawsuit against an employer for retaliation based on the reporting of a suspected violation of law, I may disclose a trade secret to my attorney and use the trade secret information in the court proceeding, so long as any document containing the trade secret is filed under seal and I do not disclose the trade secret except pursuant to court order. Nothing in this Agreement is intended by the Company to conflict with or create liability for actions I may take that are permitted under 18 USC § 1833(b).

2.	Interference with Business.

(a)Customers/Employees. I promise that during my employment with the Company and for a period of two (2) years after termination of my employment with the Company, I will not directly or indirectly do any of the following:

(i)use Proprietary Information to contact any of the Company’s existing or prospective customers or suppliers for the purpose of soliciting their business; or

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(ii)solicit or otherwise induce any employee or consultant of the Company to terminate his or her relationship with the Company.

(b)Unfair Competition. I promise that during my employment with the Company, I will devote myself to the lawful business of the Company and will not directly or indirectly engage in any activity or business that competes with the Company’s business or that creates a conflict of interest.

3.	Inventions.

(a)I understand that “Inventions” means all ideas, innovations, developments, processes, inventions, technology, designs, formulas, discoveries, techniques, data, programs, systems, specifications, documentation, algorithms, flow charts, logic diagrams, source codes, processes, works of authorship, industrial designs and other information, including works-in-progress. whether or not subject to patent, trademark, copyright, or trade secret, and whether or not reduced to practice or patentable, and all improvements, rights, and claims related to the foregoing, that are conceived, developed, or reduced to practice by me alone or jointly with others, which (i) relate to the actual or anticipated business, activities, research, or investigations of the Company, (ii) result from or are suggested by work performed by me for the Company, whether or not made or conceived during normal working hours or on the premises of the Company, or (iii) which result, to any extent, from the use of the Company’s premises or property during my time of employment by the Company, except Inventions excluded in Exhibit A hereto and to the extent Section 2870 of the California Labor Code (as set forth in Section 3(f) below) lawfully prohibits the assignment.

(b)Assignment of Inventions.

(i)I agree to assign, and do expressly hereby irrevocably transfer and assign, to the Company, without further consideration, my entire right, title, and interest (throughout the United States and in all foreign countries), free and clear of all liens and encumbrances, in and to all Inventions. Notwithstanding the foregoing, the Company may, in its discretion, agree to provide consideration for certain Inventions through a written agreement between the Company and me which specifically provides for such consideration; in all other cases, no consideration shall be paid. The Inventions shall be the sole property of the Company, whether or not copyrightable or patentable.

(ii)I also hereby forever waive and agree never to assert any Moral Rights I may have in or with respect to any assigned Inventions and any excluded Inventions licensed to the Company herein, even after termination of my employment with the Company. I understand that “Moral Rights” means any rights to claim authorship of a work, to object to or prevent the modification or destruction of a work, to withdraw from circulation or control the publication or distribution of a work, and any similar right, regardless of whether or not such right is denominated or generally referred to as a “moral right.”

(c)Work for Hire Acknowledgement. I expressly acknowledge that all copyrightable subject matter which I make, create or author, either alone or jointly with others, during my employment with the Company are “works made for hire” within the meaning of the Copyright Act of 1976, as amended, and that the Company is to be the “author” within the meaning of such

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Act for all purposes. All such copyrightable works, as well as all copies of such works in whatever medium fixed or embodied, shall be owned exclusively by the Company as of its creation, and I hereby expressly disclaim and waive any and all interest and rights in any such copyrightable works. If any such work is determined not to be a “work made for hire,” I hereby grant and assign such work pursuant to Section 3(b) of this Agreement. Further, I agree to execute, acknowledge and deliver any instruments confirming the Company’s complete ownership of such works of authorship, as provided by this Agreement.

(d)Retained Rights. Attached hereto, as Exhibit A, is a list describing with particularity all inventions, original works of authorship, developments, improvements, and trade secrets which were made by me prior to the commencement of my employment with the Company (collectively referred to as “Prior Intellectual Property”), which belong solely to me or belong to me jointly with another, which relate in any way to any of the Company’s proposed businesses, products or research and development, and which are not assigned to the Company hereunder; or, if no such list is attached, I represent that there are no such Prior Intellectual Property.

(e)License for Other Inventions. If, in the course of my employment with the Company (i) I incorporate into Company product, process or machine, any Prior Intellectual Property owned by me or in which I have an interest, or (ii) if my rights in an Invention may block or interfere with, or may otherwise be required for, the exercise by the Company of any rights assigned to the Company under this Agreement, then the Company is hereby granted a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license (with the right to sublicense) to make, have made, modify, copy, use sell, and otherwise distribute such Prior Intellectual Property as part of and in connection with the Company property.

(f)Exception to Assignment. I understand that the any assigned Inventions may not include, and the provisions of this Agreement requiring assignment of Inventions to the Company may not apply to, any invention that qualifies fully for exclusion under the provisions of Section 2870 of the California Labor Code. I understand that Section 2870(a) provides:

“Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1)Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer.

(2)Result from any work performed by the employee for the employer.”

(g)Assist With Registration. In the event any Invention shall be deemed by the Company to be copyrightable or patentable or otherwise registrable, I will assist the Company (at its expense) in obtaining and maintaining letters patent or other applicable registrations and in vesting the Company with full title. Should the Company be unable to secure my signature on any document necessary to apply for, prosecute, obtain, or enforce any patent, copyright, or other

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right or protection relating to any Invention, due to my incapacity or any other cause, I hereby irrevocably designate and appoint the Company and each of its duly authorized officers and agents as my agent and attorney-in-fact to do all lawfully permitted acts to further the prosecution, issuance, and enforcement of patents, copyrights, or other rights or protection with the same force and effect as if executed and delivered by me.

(h)Disclosure. I agree to disclose promptly to the Company all Inventions and relevant records. I further agree to promptly disclose to the Company any idea relating to the business of the Company that I do not believe to be an Invention, but is conceived, developed, or reduced to practice by me (alone or with others) while I am employed by the Company. I will disclose the idea, along with all information and records pertaining to the idea, and the Company will examine the disclosure in confidence to determine if in fact it is an Invention subject to this Agreement.

4.	Former or Conflicting Agreements.

(a)Former Agreements. I represent that my work for the Company, and my performance of the terms of this Agreement, will not breach any agreement to keep in confidence proprietary information acquired by me prior to my employment by the Company. Except as I have disclosed to the Company, to the best of my knowledge there is no other contract between me and any other person or entity that is in conflict with this Agreement or concerns proprietary information, inventions or assignment of ideas.

(b)Obligations during Employment. During my employment with the Company, I promise not to disclose to the Company, or use, or induce the Company to use, any proprietary information or trade secrets of others.

5.	Termination.

(a)Return of the Company’s Property. In the event my employment with the Company ends for any reason, I promise to promptly return to the Company all Proprietary Information and all personal property furnished to or prepared by me in connection with my employment. Following my termination, I will not retain any written, electronic or other tangible material containing any Proprietary Information or information pertaining to any Invention.

(b)Termination Certificate. In the event my employment with the Company ends for any reason, I agree to sign and deliver the Termination Certificate attached hereto as Exhibit B.

(c)Subsequent Employers. I promise that after the termination of my employment with the Company, I will not enter into any agreement that conflicts with my obligations under this Agreement, and I will inform any subsequent employers of my obligations under this Agreement.

(d)Notice of Agreement. I agree that the Company may provide a copy of this Agreement to any person or entity, or otherwise notify any person or entity of the existence of this Agreement and the promises I made in it.

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6.	No Implied Employment Rights.

Except as set forth in writing in an employment agreement between myself and the Company, I recognize that my employment with the Company is “at will,” and nothing in this Agreement shall be construed to imply that my employment is guaranteed for any period of time, or to limit in any way my right or the Company’s right to terminate our “at will” employment relationship at any time, without notice and for any reason, with or without cause. I understand that both the Company and I have the right to terminate employment at any time, with or without advance notice, and with or without cause. I understand that I may also be demoted or disciplined and the terms of my employment may be altered at any time, with or without cause, at the discretion of the Company.

7.	Remedies.

I recognize that nothing in this Agreement is intended to limit any remedy of the Company under any federal or state law concerning trade secrets. I recognize that my violation of this Agreement could cause the Company irreparable harm and agree that the Company shall have the right to apply to any court of competent jurisdiction for an order restraining any breach or threatened breach of this Agreement.

8.	Miscellaneous Provisions.

(a)Assignment. I agree that the Company may assign to another person or entity any of its rights under this Agreement.

(b)Governing Law/Forum. This Agreement shall be governed by and construed in accordance with the laws of the State of California. In addition, the parties agree that all disputes relating to this Agreement will be litigated exclusively in the state or federal courts of Orange County, California.

(c)Severability. If any provision of this Agreement, or application thereof to any person, place, or circumstance, shall be held by a court of competent jurisdiction to be unenforceable, such provision shall be enforced to the greatest extent permitted by law and the remainder of this Agreement shall remain in full force and effect.

(d)Entire Agreement. The terms of this Agreement are the final expression of my agreement with respect to the subject matter hereof and may not be contradicted by evidence of any prior or contemporaneous agreement. This Agreement shall constitute the complete and exclusive statement of its terms. I acknowledge that the Company has not made any other representations concerning the subject matter of this Agreement.

(e)Amendment; Waivers. This Agreement can be amended or terminated only by a written agreement signed by the Company and the undersigned. No failure to exercise or delay in exercising any right under this Agreement shall operate as a waiver thereof.

(f)Successors and Assigns. This Agreement shall be binding upon me and my heirs, executors, administrators, and successors, and shall inure to the benefit of the Company’s successors and assigns.

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(g)Interpretation. This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. By way of example and not in limitation, this Agreement shall not be construed in favor of the party receiving a benefit or against the party responsible for any particular language in this Agreement. Captions are used for reference purposes only and should be ignored in the interpretation of the Agreement.

MY SIGNATURE BELOW SIGNIFIES THAT I CAREFULLY READ, UNDERSTAND, AND AGREE TO BE LEGALLY BOUND TO ALL OF THE TERMS OF THIS AGREEMENT.

Date:

Sign Name:	/s/ Chris Carr

Print Name:	Chris Carr

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Exhibit A to Employee Proprietary Information and Inventions Agreement

EMPLOYEE’S DISCLOSURE

1.Prior Inventions. Except as set forth below, there are no ideas, processes, inventions, technology, writings, programs, designs, formulas, discoveries, patents, copyrights, or trademarks, or any claims, rights, or improvements to the foregoing, that I wish to exclude from the operation of this Agreement:

2.Prior Agreements. Except as set forth below, I am aware of no prior agreements between me and any other person or entity concerning proprietary information or inventions (attach copies of all agreements in your possession):

Employee has notified his prior employer of accepting this position and received no objection.

Date:

Sign Name:	/s/ Chris Carr

Print Name:	Chris Carr

Exhibit B to Employee Proprietary Information and Inventions Agreement

TERMINATION CERTIFICATE CONCERNING COMPANY PROPRIETARY INFORMATION

This is to certify that, to the best of my knowledge, I have returned all personal property of the Company, including, without limitation, all laptop computers, cellular phones, source code listings, books, manuals, records, models, drawings, reports, notes, contracts, lists, blueprints, and other documents and materials, Proprietary Information, and equipment furnished to or prepared by me in the course of or incident to my employment with the Company, and that I did not make or distribute any copies of the foregoing.

I further certify that I have reviewed the Employee Proprietary Information and Inventions Assignment Agreement that I entered into with the Company, and I will comply with my obligations of that Agreement.

Date:

Sign Name:

Print Name:

SCHEDULE C TO EMPLOYMENT AGREEMENT

Arbitration Agreement

AGREEMENT TO ARBITRATE

In consideration of accepting the at-will employment relationship between Company (as defined in Section 1 below) and Chris Carr (“Employee”) (collectively the “Parties”), and the mutual desire of the Parties to enter into this Agreement to Arbitrate (“Agreement”), Company and Employee hereby agree that any and all disputes, claims, or controversies between Employee and Company arising out of or relating to this Agreement, the employment relationship between the Parties, or the formation or termination of the employment relationship, that are not resolved by mutual agreement, shall be resolved by final and binding arbitration as set forth herein. This Agreement includes claims that Company may have against Employee, or that Employee may have against Company.

Section 1: Definition of Company

The Parties to this Agreement are Employee and AEON Biopharma, Inc., its parents, subsidiaries, affiliated companies, owners, officers, directors, current and former employees, managers, representatives, agents, and assigns (collectively, the “Company”).

Section 2: Arbitration Overview

In arbitration, each side in the dispute presents its case, including evidence, to a neutral third party called an “arbitrator,” rather than to a judge or jury. The arbitrator is either an attorney or a retired judge. The Parties are entitled to be represented by their own legal counsel in the arbitration proceeding. After reviewing the evidence and considering the arguments of the Parties, the arbitrator makes a decision (award) to resolve the dispute. The arbitrator’s decision is final and binding which means there will be no trial by a judge or jury, or appeal of the arbitrator’s decision except as provided by law.

Section 3: Duty to Arbitrate

By signing this Agreement, the Parties agree that any arbitration shall be conducted before one qualified neutral arbitrator selected by the Parties and shall be conducted under the JAMS Employment Arbitration Rules & Procedures (“JAMS Rules”) then in effect. Employee may obtain a copy of the JAMS Rules by accessing the JAMS website at www.jamsadr.com. In addition, the Employee may obtain a copy of the JAMS Rules by requesting a copy from ______________________, the Company’s Director of Human Resources. If the Parties cannot agree on the selection of a neutral arbitrator, Employee and the Company will use the method provided for under the JAMS Rules. If the JAMS Rules are inconsistent with the terms of this Agreement, the terms of this Agreement shall govern.

This Agreement shall be enforceable under and subject to the Federal Arbitration Act, 9 U.S.C. Sec. 1, et seq.

Section 4: Claims Subject to Arbitration

The “Claims” covered by this Agreement include all claims, disputes and causes of action that may arise between Employee and the Company and include, but are not limited to, claims for: wrongful termination; breach of any contract or covenant, express or implied; breach of any duty

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owed to Employee by Company or to Company by Employee; personal, physical or emotional injury; fraud, misrepresentation, defamation, and any other tort claims; wages or other compensation due; penalties; benefits; reimbursement of expenses; discrimination or harassment, including but not limited to discrimination or harassment based on race, sex, pregnancy, religion, religious creed, national origin, ancestry, age, marital status, registered domestic partner status, physical disability, mental disability, medical condition, genetic information, genetic characteristics, genetic condition, gender, gender expression, gender identity, or sexual orientation; retaliation; violation of any federal, state or other governmental constitution, statute, ordinance or regulation (as originally enacted and as amended), including but not limited Title VII of the Civil Rights Act of 1964 (“Title VII”), the Age Discrimination in Employment Act of 1967 (“ADEA”), the Americans With Disabilities Act (“ADA”), the Fair Labor Standards Act (“FLSA”), the Employee Retirement Income Security Act (“ERISA”), the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), the Family and Medical Leave Act (“FMLA”), the California Fair Employment and Housing Act (“FEHA”), the California Family Rights Act (“CFRA”), the California Labor Code, the California Civil Code, and the California Wage Orders.

As used herein, “Claims” does not include claims Employee may have for workers’ compensation or unemployment compensation benefits, or any dispute if arbitration of the dispute is prohibited by law. Further, nothing in this Agreement precludes Employee from filing a charge or from participating in an administrative investigation of a charge before an appropriate government agency such as the Equal Employment Opportunity Commission, the California Department of Fair Employment and Housing, the National Labor Relations Board or similar state agency.

In the event it is determined that a dispute between the Parties involves both arbitrable claims and claims required to be resolved in court as opposed to arbitration, the Parties agree that any arbitrable claims shall be resolved first and that any remaining claim, including claims under the Private Attorneys’ General Act (“PAGA”) to the extent they are legally non-arbitrable, shall be stayed pending resolution of the arbitrable claims. This Agreement does not apply to any representative action, including to a representative action brought pursuant to the PAGA, to the extent that arbitration of such an action is prohibited by law. To the extent representative claims, including but not limited to those brought under PAGA, are deemed legally arbitrable by a court of competent jurisdiction, they are expressly covered by this Agreement and subject to arbitration between the Company and Employee on an individual basis pursuant to Sections 4 and 5 herein.

Employees may learn more about their legal rights by visiting websites hosted by federal and state governmental agencies. Current links to some of these websites are listed below, although they are subject to change by the hosting agencies:

www.dir.ca.gov; www.dir.ca.gov/dlse; www.fehc.ca.gov; www.dir.ca.gov/iwc; www.dol.gov; www.dol.gov/compliance/laws/comp-flsa.htm; www.dol.gov/dol/topic/wages/index.htm; and www.eeoc.gov/.

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Section 5: Arbitration of Individual Claims Only

BY SIGNING THIS AGREEMENT, THE PARTIES AGREE THAT EACH MAY BRING AND PURSUE CLAIMS COVERED BY THIS AGREEMENT AGAINST THE OTHER ONLY IN THEIR INDIVIDUAL CAPACITIES, AND MAY NOT BRING, PURSUE, OR ACT AS A PLAINTIFF OR CLASS MEMBER, IN ANY PURPORTED CLASS OR COLLECTIVE PROCEEDING. THE PARTIES ACKNOWLEDGE AND AGREE THAT, AT ALL TIMES DURING WHICH EMPLOYEE AND THE COMPANY HAD AN AGREEMENT TO ARBITRATE IN PLACE, THEY UNDERSTOOD THAT THE AGREEMENT PERMITTED EITHER PARTY TO BRING AND PURSUE CLAIMS AGAINST THE OTHER ONLY IN THE PARTY’S INDIVIDUAL CAPACITY, AND NOT TO BRING, PURSUE, OR ACT AS A PLAINTIFF OR CLASS MEMBER, IN ANY PURPORTED CLASS OR COLLECTIVE PROCEEDING. THE PARTIES AGREE THAT NEITHER MAY JOIN IN ANY ARBITRATION OR PROCEEDING BROUGHT BY OR AGAINST ANOTHER WORKER, EMPLOYEE, APPLICANT OR THE COMPANY, UNLESS AGREED TO IN WRITING BY ALL PARTIES.

THIS SECTION OF THE AGREEMENT DOES NOT APPLY TO ANY REPRESENTATIVE ACTION TO THE EXTENT THAT ARBITRATION OF A REPRESENTATIVE ACTION IS PROHIBITED BY LAW. HOWEVER, TO THE EXTENT REPRESENTATIVE CLAIMS OR ACTIONS ARE LATER DEEMED LEGALLY ARBITRABLE BY A TRIBUNAL OF COMPETENT JURISDICTION, SUCH AS CLAIMS UNDER THE PRIVATE ATTORNEYS’ GENERAL ACT, THIS SECTION DOES APPLY IN FULL AND SPECIFICALLY REQUIRES EMPLOYEE TO PURSUE ALL REPRESENTATIVE CLAIMS INDIVIDUALLY IN ARBITRATION, AND PROHIBITS EMPLOYEE FROM ACTING AS A PLAINTIFF, REPRESENTATIVE OR CLASS MEMBER IN ANY REPRESENTATIVE ACTION OR PROCEEDING. NO REMEDIES OR DEFENSES THAT WOULD OTHERWISE BE AVAILABLE TO THE PARTIES INDIVIDUALLY IN A COURT OF LAW ARE BEING FORFEITED UNDER THIS AGREEMENT.

Section 6: Starting Arbitration

Either party may initiate arbitration by delivering a written request to arbitrate to the other party listing the Claim(s) to be arbitrated. Requests to Company shall be delivered to ______________________, attention Human Resources. Requests to Employee shall be delivered to the last known home address, provided by the Employee in writing.

The arbitration shall take place in the county where Employee was last employed by Company.

Section 7: Cost of Arbitration

Employee shall not be required to pay any cost or expense of the arbitration that Employee would not be required to pay if the matter had been heard in court. The Company will pay the arbitrator’s and the arbitration association’s fees to the extent required by applicable law.

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Section 8: Arbitrator’s Authority

The arbitrator shall apply state and/or federal substantive law to determine issues of liability and damages regarding all claims to be arbitrated. The arbitrator shall decide all issues submitted by the parties and may not decide any issue not submitted.

The arbitrator shall have the authority to provide for the award of attorneys’ fees and costs to the prevailing party if such award is authorized by applicable law.

The arbitrator shall not have the authority to alter the at-will status of any employee, except as otherwise provided by law.

This Agreement shall not be interpreted to deprive a party of any substantive rights which are provided to that party by law. The same statute of limitations, remedies and defenses that would apply to and be available on a Claim in court will apply to and be available on the Claims in arbitration. The arbitrator is authorized to award any remedy or relief that would have been available to the Parties, in their individual capacity, had the matter been heard in court.

The Parties further agree that they shall have the right to bring a dispositive motion in arbitration (i.e., Motion to Dismiss, Motion for Judgment on the Pleadings, Motion for Summary Judgment, etc.) and that any such motion will be decided under the appropriate standards set forth under the laws of the State of California.

The Parties agree that reasonable discovery is essential to the fair resolution of any claims which may be covered by this Agreement, and that nothing in this Agreement or in the JAMS Rules shall be interpreted to limit the Parties’ rights to reasonable discovery. In the event that the Parties believe the scope of discovery is inadequate, the Parties shall meet and confer to try to reach agreement on the scope of discovery, and the arbitrator shall have discretion to resolve any disagreement concerning the scope of discovery and to allow discovery determined by the arbitrator to be reasonably necessary to the fair resolution of the dispute considering the streamlined nature and purpose of arbitration.

Section 9: Written Decision

The decision of the arbitrator shall be in writing and shall provide the reasons for the arbitrator’s award unless the Parties otherwise agree in writing. The arbitrator’s award shall be enforceable in any court having proper jurisdiction.

Section 10: Entire Agreement

This Agreement supersedes and controls over any previous written or oral agreements, and is the complete agreement of the Parties on the subject of arbitration of disputes (except for any arbitration agreement that may exist in connection with any pension or benefit plan). This Agreement to Arbitrate shall survive the termination of Employee’s employment.

The original version of this Agreement is in the English language. Any discrepancy or conflicts between the English version and any other language version shall be resolved with reference to and by interpreting the English version.

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Section 11: Severability

If any provision of this Agreement is determined to be illegal or unenforceable, such determination shall not affect the balance of this Agreement, which shall remain in full force and effect and such invalid provision shall be deemed severable.

BY SIGNING THIS AGREEMENT, THE PARTIES HEREBY WAIVE THEIR RIGHT TO HAVE ANY COVERED DISPUTE, CLAIM OR CONTROVERSY DECIDED BY A JUDGE OR JURY IN A COURT.

EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE HAS CAREFULLY READ THIS AGREEMENT, THAT EMPLOYEE UNDERSTANDS ITS TERMS AND HAS ASKED ANY QUESTIONS NEEDED TO UNDERSTAND ITS TERMS, AND THAT EMPLOYEE HAS ENTERED INTO THIS AGREEMENT VOLUNTARILY AND NOT IN RELIANCE ON ANY PROMISES OR REPRESENTATIONS BY COMPANY OTHER THAN THOSE CONTAINED IN THIS AGREEMENT.

Section 12: Successors and Assigns

This Agreement also applies to any successor or related entity of the Company that employs Employee.

Dated:	, 20	By:	/s/Chris Carr
EMPLOYEE (signature)

		Name:	Chris Carr

Dated:	, 20	COMPANY - AEON BIOPHARMA, INC.

		By:	/s/Marc Forth

Its:

Employee Initials

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ACKNOWLEDGMENT OF RECEIPT OF AGREEMENT TO ARBITRATE

I received an Agreement to Arbitrate and an Acknowledgment of Execution of Agreement to Arbitrate on the date indicated below. I understand that I am permitted to take these documents with me and to review them with an attorney of my choice if I so desire.

/s/Chris Carr
Your Signature

Chris Carr
Your Printed Name

[PERSONAL INFORMATION]
Last Four Digits of Social Security Number

Date of Your Signature

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ACKNOWLEDGMENT OF EXECUTION OF AGREEMENT TO ARBITRATE

/s/CC	I understand that I have signed an Agreement to Arbitrate.
/s/CC

I understand that the Agreement to Arbitrate is not a contract guaranteeing me employment for any specified period of time, that I am employed by the Company on an “at-will” basis, and that either I or the Company may terminate the employment relationship at any time, with or without cause or notice, except as may otherwise be expressly set forth in writing in any employment agreement between myself and the Company.

/s/CC	I had an opportunity to read the Agreement to Arbitrate in full before it was signed.
/s/CC	I had an opportunity to ask questions concerning the Agreement to Arbitrate and I received satisfactory answers to my questions before I signed the Agreement to Arbitrate.
/s/CC	I understand the terms and conditions of the Agreement to Arbitrate.
/s/CC	I was given a reasonable opportunity and period of time within which to consider the terms of the Agreement to Arbitrate before I signed it.
/s/CC	I was given a reasonable opportunity to consult with an attorney of my choice concerning the Agreement to Arbitrate before I signed it.
/s/CC	No one placed any undue pressure on me to sign the Agreement to Arbitrate.
/s/CC	No promises or inducements of any kind were made to me in order to cause me to sign the Agreement to Arbitrate.
/s/CC	I have freely and voluntarily waived my right to have any employment-related claims decided by a judge and/or a jury.
/s/CC	I have freely and voluntarily waived any opportunity to act as a plaintiff or class member in any purported class or collective proceeding.

Please initial each of the blanks above to indicate your agreement with the corresponding statements.

/s/Chris Carr
Your Signature	Date of your Signature

Chris Carr
Your Printed Name

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